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                                  EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66322) pertaining to the 1989 Stock Option Plan of Lomak Petroleum, Inc. and in the Registration Statement (Form S-3 No. 33-64303) pertaining to the registration of common stock, preferred stock and subordinated notes of our report dated March 8, 1994, with respect to the consolidated financial statements of Lomak Petroleum, Inc. for the year ended December 31, 1993, included in this Annual Report (Form 10-K) for the year ended December 31, 1995.





                                                      ERNST & YOUNG LLP


Cleveland, Ohio
March 18, 1996





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